                                   DEVCLICK.COM, INC.
                      SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                                   October 18, 1999

TABLE OF CONTENTS
Page
SECTION 1 AUTHORIZATION AND SALE OF SERIES A PREFERRED STOCK    1
1.1     Authorization of Series A Preferred Stock       1
1.2     Sale and Issuance of Series A Preferred 1
SECTION 2 CLOSING DATES; DELIVERY       1
2.1     Closing Date    1
2.2     Delivery and Payment    1
SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY 2
3.1     Organization and Standing; Certificate of
Incorporation and Bylaws        2
3.2     Corporate Power 2
3.3     Subsidiaries    2
3.4     Capitalization  2
3.5     Authorization   3
3.6     Proprietary Rights      3
3.7     Registration Rights     4
3.8     Governmental Consent, etc       4
3.9     Offering        4
3.10    Permits 4
SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS      4
4.1     Preexisting Relationship with Company; Business and
Financial Experience    4
4.2     Investment Intent; Blue Sky     4
4.3     Rule 144        5
4.4     No Public Market        5
4.5     Restrictions on Transfer; Restrictive Legends   5
4.6     Access to Data  5
4.7     Authorization   5
4.8     Brokers or Finders      6
4.9     Tax Liability   6
4.10    Limited Operating History       6
SECTION 5 CONDITIONS TO CLOSING OF THE PURCHASERS       6
5.1     Representations and Warranties Correct  6
5.2     Covenants       6
5.3     Blue Sky        6
5.4     Restated Certificate    6
5.5     Investor Rights Agreement       6
SECTION 6 CONDITIONS TO CLOSING OF THE COMPANY  6
6.1     Representations and Warranties Correct  7
6.2     Covenants       7
6.3     Blue Sky        7
6.4     Restated Certificate    7
6.5     Investor Rights Agreement       7
SECTION 7 MISCELLANEOUS 7
7.1     Governing Law   7
7.2     Entire Agreement; Amendment     7
7.3     Notices, etc    7
7.4     Delays or Omissions     8
7.5     Expenses        8
7.6     Counterparts    8
7.7     Severability    8
7.8     Titles and Subtitles    9

EXHIBITS

A. Amended and Restated Certificate of Incorporation
B. Investor Rights Agreement
C. Schedule of Exceptions

DEVCLICK.COM, INC.
SERIES A PREFERRED STOCK PURCHASE AGREEMENT
This Series A Preferred Stock Purchase Agreement (this
"Agreement") is made as of October 18, 1999 by and among DevClick.com,
Inc., a Delaware corporation (the "Company"), and Rational Software
Corporation (the "Purchasers").
In consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1

AUTHORIZATION AND SALE OF SERIES A PREFERRED STOCK
1.1 Authorization of Series A Preferred Stock.  The Company has
authorized the sale and issuance to the Purchaser of up to 80,000,000 shares (the "Shares") of its Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred"), having the rights, preferences, privileges and restrictions as set forth in the Amended and Restated
Certificate of Incorporation in substantially the form attached hereto as Exhibit A (the "Restated Certificate").
1.2 Sale and Issuance of Series A Preferred.  Subject to the
terms and conditions hereof, the Company will severally issue and sell to the Purchaser and the Purchaser will severally buy from the Company up to 80,000,000 Shares at a per share purchase price of $0.625 (the
"Per Share Price"), and at the aggregate purchase price of up to
$50,000,000.
SECTION 2

CLOSING DATES; DELIVERY
2.1 Closing Date.  It is anticipated that purchase and sale of the Shares hereunder shall be consummated at a closing (the "Closing")
held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill
Road, Palo Alto, California within 45 days of the signing of this
Agreement, or at such other date, time and place upon which the Company and the Purchasers shall agree (the date and time of the Closing is hereinafter referred to as the "Closing Date").
2.2 Delivery and Payment.  At the Closing, the Company will
deliver to each Purchaser a certificate or certificates, registered in the Purchaser's name, representing the number of Shares to be purchased by the Purchaser at the Closing, against payment of the purchase price therefor, by check payable to the Company, by wire transfer per the
Company's instructions, or by any combination of the foregoing.
SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Purchaser that, as of the Closing Date at which the Purchaser consummate its purchase of
Shares hereunder:
3.1 Organization and Standing; Certificate of Incorporation and
Bylaws.  The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws.  The Company has requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.  The Company is presently qualified to do business as a foreign corporation in California and there is no other jurisdiction in which the failure to be so qualified would have a material adverse effect on the business or financial condition of the
Company.  The Company has furnished the counsel for the Purchasers with copies of its Restated Certificate and Bylaws.  Said copies are true, correct and complete and reflect all amendments now in effect.
3.2 Corporate Power.  The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and the Investor Rights Agreement in substantially the form attached hereto as Exhibit B (the "Investor Rights Agreement" and, together with this
Agreement, the "Investment Agreements"), to sell and issue the Shares hereunder, to issue the underlying Common Stock (the "Conversion Stock")
in accordance with the provisions of the Restated Certificate, and to carry out and perform its obligations under the terms of the Investment
Agreements.
3.3 Subsidiaries.  The Company has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.
3.4 Capitalization.  The authorized capital stock of the Company consists of 125,000,000 shares of Common Stock and 80,000,000 shares of
Preferred Stock, all of which have been designated Series A Preferred
Stock.  As of the date hereof, the total number of outstanding shares of
Common Stock is 20,000,000.  Immediately prior to the Closing,
20,000,000 shares of Common Stock will be outstanding and no shares of
Preferred Stock will be outstanding.  The Series A Preferred shall have the rights, preferences, privileges and restrictions set forth in the
Restated Certificate.  All currently outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with applicable securities laws.  The Company has reserved 80,000,000 shares of Series A
Preferred for issuance hereunder and 80,000,000 shares of Common Stock for issuance upon conversion of the Series A Preferred.  Of the
25,000,000 shares of Common Stock of the Company reserved for issuance under the Company's 1999 Stock Plan, no options to purchase shares have been granted, and 25,000,000 shares remain available for future option grants.  Except as set forth above and as provided in the Company's
Restated Certificate and the Schedule of Exceptions, there are no options, warrants or other rights to purchase or acquire any of the
Company's authorized and unissued capital stock.
3.5 Authorization.  All corporate action on the part of the
Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of the Investment Agreements by the
Company, the authorization, sale, issuance and delivery of the Shares and the Conversion Stock and the performance of the Company's obligations under the Investment Agreements has been taken or will be taken prior to the Closing.  The Investment Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies; provided, however, that the Company makes no representation as to the
enforceability of the indemnification provisions contained in the
Investor Rights Agreement.  The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will have the rights, preferences, privileges and restrictions described in the Restated Certificate; the Common Stock issuable upon conversion of the Shares has been duly and validly reserved and, when issued in compliance with the provisions of the
Restated Certificate, will be validly issued, fully paid and nonassessable; and the Shares and the Conversion Stock will be free of any liens or encumbrances (assuming the Purchaser takes the Shares with no notice thereof) other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Shares and the
Conversion Stock may be subject to restrictions on transfer under state or federal securities laws and restrictions set forth in the Investor
Rights Agreement.  The issuance of the Shares is not subject to any preemptive rights or rights of first refusal.
3.6 Proprietary Rights.  The Company has title and ownership of, or full right to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and, to the
Company's knowledge, without any conflict with or infringement of the rights of others.  There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.  The Company has not received any communications alleging that the Company has violated or, by conducting its business as currently conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade proprietary rights of any other person or entity.  To the knowledge of the Company, none of its employees is obligated under any contract
(including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as currently conducted.  Neither the execution and delivery of the Investment Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as currently conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.  The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the
Company.
3.7 Registration Rights.  Except as set forth in the Investor
Rights Agreement, the Company is not under any contractual obligation to register under the Securities Act of 1933, as amended (the "Securities
Act"), any of its presently outstanding securities or any of its securities which may hereafter be issued.
3.8 Governmental Consent, etc.  No consent, approval order or authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of the
Company is required in connection with the valid execution and delivery of the Investment Agreements, or the offer, sale or issuance of the
Shares or the Conversion Stock, or the consummation of any other transaction contemplated hereby, except (i) the filing of the Restated
Certificate in the office of the Delaware Secretary of State prior to the Closing and (ii) the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares and the Conversion Stock under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.
3.9 Offering.  Subject to the accuracy of the Purchaser's
representations in Section 4 hereof, the offer, sale and issuance of the
Shares and the Conversion Stock constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.
3.10 Permits.  The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, or financial condition of the
Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.  To its knowledge, the Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.
SECTION 4

 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
The Purchaser hereby severally represents and warrants to the
Company as follows:
4.1 Preexisting Relationship with Company; Business and
Financial Experience.  By reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with the Company and who are not compensated by the
Company, has the capacity to protect its own interests in connection with the purchase of the Shares and underlying Conversion Stock.
4.2 Investment Intent; Blue Sky.  It is acquiring the Shares and the underlying Conversion Stock for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.  It understands that the issuance of the Shares and the underlying Conversion Stock has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities
Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser's investment intent and the accuracy of the Purchaser's representations as expressed herein. pon which the
Company may rely for the purpose of complying with applicable "Blue Sky"
laws.
4.3 Rule 144.  It acknowledges that the Shares and the
underlying Conversion Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available.  It is aware of the provisions of
Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker," and the number of shares being sold during any three-month period not exceeding specified limitations.
4.4 No Public Market.  It understands that no public market now exists for any of the securities issued by the Company and that the
Company has made no assurances that a public market will ever exist for the Company's securities.
4.5 Restrictions on Transfer; Restrictive Legends.  It
understands that the transfer of the Shares and the Conversion Stock is restricted by applicable state and Federal securities laws and by the provisions of the Investor Rights Agreement, and that the certificates representing the Shares and the Conversion Stock will be imprinted with legends restricting transfer except in compliance therewith.
4.6 Access to Data.  It has had an opportunity to discuss the
Company's business, management and financial affairs with the Company's management.  It has also had an opportunity to ask questions of officers of the Company.  It understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description.
4.7 Authorization.  All action on the part of the Purchaser's partners, board of directors, and stockholders, as applicable, necessary for the authorization, execution, delivery and performance of the
Investment Agreements by the Purchaser, the purchase of and payment for the Shares and the Conversion Stock and the performance of all of the
Purchaser's obligations under the Investment Agreements has been taken or will be taken prior to the Closing.  The Investment Agreements, when executed and delivered by the Purchaser, shall constitute valid and binding obligations of the Purchaser, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies; provided, however, that the Purchaser makes no representation as to the enforceability of the indemnification provisions contained in the Investor Rights Agreement.
4.8 Brokers or Finders.  The Company has not and will not incur, directly or indirectly, as a result of any action taken by the
Purchaser, any liability for brokerage or finders' fees or agents'
commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.
4.9 Tax Liability.  It has reviewed with its own tax advisors the tax consequences of the transactions contemplated by this Agreement.
 It relies solely on such advisors and not on any statements or representations of the Company or any of the Company's agents with respect to such tax consequences.  It understands that it, and not the
Company, shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.
4.10 Limited Operating History.  It acknowledges that the Company was incorporated on October 8, 1999 as a new business and has a limited operating history.
SECTION 5

CONDITIONS TO CLOSING OF THE PURCHASERS
The Purchaser's obligation to purchase the Shares is, unless waived in writing by the Purchaser, subject to the fulfillment as of the date of Closing of the following conditions:
5.1 Representations and Warranties Correct.  The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the date of the Closing.
5.2 Covenants.  All covenants, agreements and conditions
contained in this Agreement to be performed or complied with by the
Company on or prior to the Closing Date shall have been performed or complied with in all material respects.
5.3 Blue Sky.  The Company shall have obtained all necessary
Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the underlying Conversion Stock.
5.4 Restated Certificate.  The Restated Certificate shall have been filed in the office of the Delaware Secretary of State.
5.5 Investor Rights Agreement.  The Company shall have executed and delivered the Investor Rights Agreement in substantially the form attached hereto as Exhibit B.
SECTION 6

CONDITIONS TO CLOSING OF THE COMPANY
The Company's obligation to sell and issue the Shares is, unless waived in writing by the Company, subject to the fulfillment as of the date of Closing of the following conditions:
6.1 Representations and Warranties Correct.  The representations made in Section 4 hereof by the Purchaser shall be true and correct in all material respects as of the date of Closing.
6.2 Covenants.  All covenants, agreements, and conditions
contained in this Agreement to be performed or complied with by the
Purchaser on or prior to the date of Closing shall have been performed or complied with in all material respects.
6.3 Blue Sky.  The Company shall have obtained all necessary
Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the underlying Conversion Stock.
6.4 Restated Certificate.  The Restated Certificate shall have been filed in the office of the Delaware Secretary of State.
6.5 Investor Rights Agreement.  The Purchaser shall have
executed and delivered the Investor Rights Agreement in substantially the form attached hereto as Exhibit B.
SECTION 7

MISCELLANEOUS
7.1 Governing Law.  This Agreement shall be governed in all
respects by the internal laws of the State of California without regard to conflict of laws provisions.
7.2 Entire Agreement; Amendment.  This Agreement, including the exhibits hereto, constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.
7.3 Notices, etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by First
Class, registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:
(a) if to the Purchaser, to:
                        Rational Software Corporation
                        18880 Homestead Road
                        Cupertino, CA 95014
                        Attn: Tim Brennan

                        with a copy to:
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, California 94304-1050
Attn: Katharine A. Martin, Esq.
Fax:(650) 493-6811
(b) if to the Company, to:
DevClick.com, Inc.
18880 Homestead Road
Cupertino, CA 95014
Attn: Paul D. Levy
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.
7.4 Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this
Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.
 All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
7.5 Expenses.  The Company and the Purchaser shall bear their own expenses incurred on their own behalf with respect to this Agreement and the transactions contemplated hereby.
7.6 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.
7.7 Severability.  In the event that any provision of this
Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.
7.8 Titles and Subtitles.  The titles and subtitles used in this
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
[Remainder of Page Intentionally Left Blank]

The foregoing agreement is hereby executed effective as of the date first set forth above.
"COMPANY"               "PURCHASER"
DEVCLICK.COM, INC.              RATIONAL SOFTWARE CORPORATION
a Delaware corporation
By:  /s/ Paul D. Levy                   By: Timothy A. Brennan
Name: Paul D. Levy         Name: Timothy A. Brennan
Title:   Chairman       Title: CFO

[Signature Page to Series A Preferred Stock Purchase Agreement]

EXHIBIT A
(To Series A Preferred Stock Purchase Agreement)

Amended and Restated Certificate of Incorporation

(see Tab 3)

EXHIBIT B
(To Series A Preferred Stock Purchase Agreement)
Investor Rights Agreement
(see Tab 5)

EXHIBIT C
(To Series A Preferred Stock Purchase Agreement)
Schedule of Exceptions

(..continued)

TABLE OF CONTENTS
(continued)